Exhibit 10.1

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is made by and between Riverview Bancorp, Inc. (“Riverview”) on the one hand, and Ancora Advisors, LLC (“Ancora Advisors”), Merlin Partners, AAMAF LP, Ancora Catalyst Fund LP, James M. Chadwick, Frederick DiSanto, Brian Hopkins and Patrick Sweeney (collectively, the “Ancora Parties” and individually a “Member” of the Ancora Parties), on the other hand, on behalf of themselves and their respective affiliates (Riverview and the Ancora Parties together, collectively, the “Parties”).  In consideration of the covenants, promises and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Board Expansion and Membership

On August 26, 2015, the Board of Directors of Riverview (“Board”) will be expanded from its present eight-member size to nine members, and Mr. James M. Chadwick will be appointed a director of Riverview to serve in the class of directors with terms expiring at the conclusion of Riverview's 2016 annual meeting of stockholders. Mr. Chadwick’s service on the Board will commence at the August 26, 2015 meeting of the Board subject to the execution of the Agreement and the Non-Disclosure Agreement, the form of which is attached hereto as Exhibit A (the “Non-Disclosure Agreement”).  At the annual meeting of stockholders to be held in 2016, Riverview shall use its best efforts to cause Mr. Chadwick to be elected as a director of Riverview to serve in the class of directors with terms expiring at the conclusion of the 2018 annual meeting of stockholders. At all times from and after the date of this Agreement, subject to Section 4 hereof, Riverview's Board of Directors will also appoint, at its sole discretion, all other persons to fill remaining director positions or vacancies on the Riverview Board of Directors.  While Mr. Chadwick serves as a director of the Board, Mr. Chadwick shall receive compensation (including equity based compensation, if any) for the Board and committee meetings attended, an annual retainer and benefits (including expense reimbursements) on the same basis as all other non-employee directors of Riverview.

On August 26, 2015, the Board of Directors of Riverview will cause the Board of Directors of Riverview Community Bank (the “Bank”) to expand the Bank's Board of Directors (“Bank Board”) to nine members and to appoint Mr. Chadwick to fill the vacancy created by the expansion of the Bank's Board of Directors for a term to expire at the annual meeting of the Bank's sole shareholder to be held in 2016, as required by Article III, Section 11 of the Bank's Bylaws.  Mr. Chadwick’s service on the Bank’s Board will commence at the August 26, 2015 meeting of the Bank’s Board subject to the execution of the Agreement and the Non-Disclosure Agreement.  At the annual meeting of the Bank's sole shareholder to be held in 2016, Riverview, as the Bank's sole shareholder, shall cause Mr. Chadwick to be elected as a director of the Bank to serve in the class of directors with terms expiring at the conclusion of the Bank's 2018 annual meeting of its sole shareholder, subject to Mr. Chadwick’s election as a director of Riverview at the annual meeting of shareholders to be held in 2016.  While Mr. Chadwick serves as a director of the Bank’s Board, Mr. Chadwick shall receive compensation (including equity based compensation, if any) for the Board and committee meetings attended, an annual retainer and benefits (including expense reimbursements) on the same basis as all other non-employee directors of the Bank.

Upon the election of Mr. Chadwick to the Board and, thereafter, upon the reasonable request of Mr. Chadwick, the Board shall consult with Mr. Chadwick regarding the appointment of Mr. Chadwick to one or more committees of each of the Board and the Bank Board, with the understanding that the intent of the Parties is that Mr. Chadwick or any substitute for Mr. Chadwick pursuant to Section 4 hereof (the “Substitute”) shall be considered for membership on committees of the Board and the Bank Board in a similar manner to other members of the Board and the Bank Board.

In the event Mr. Chadwick or the Substitute resigns from the Riverview Board, such resignation shall also be considered a resignation from the Bank Board.  Similarly, if Mr. Chadwick or the Substitute resigns from the Bank Board, such resignation shall also be considered a resignation from the Riverview Board.

Mr. Chadwick or the Substitute, as the case may be, agrees to promptly submit his resignation as a member of the Board of Directors of each of Riverview and the Bank upon the termination of this Agreement pursuant to Section 15 hereof.

Except as otherwise set forth in this Section 1, at all times while serving as a member of the Board or the Bank Board, Mr. Chadwick or the Substitute, as the case may be, agrees to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the Board or the Bank Board (as each may be amended from time to time for all directors). Upon the request of Mr. Chadwick or the Substitute, Riverview shall make available to Mr. Chadwick or the Substitute copies of all such policies, procedures, processes, codes, rules, standards and guidelines that are in writing and in effect as of the date of such request. At all times while Mr. Chadwick or the Substitute is serving as a member of the Board or the Bank Board, (i) Mr. Chadwick or the Substitute shall not disclose to the Ancora Parties, any Member or any “affiliate” or “associate” (as defined in Rule 12b-2 promulgated  by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of each such Member of the Ancora Parties (collectively and individually the “Ancora Affiliates”) or any other person or entity not affiliated with Riverview or the Bank any confidential information of Riverview or the Bank, and (ii) each Member of the Ancora Parties shall not, and shall cause the Ancora Affiliates not to, seek to obtain confidential information of Riverview or the Bank from Mr. Chadwick or the Substitute; provided that, notwithstanding the foregoing, Mr. Chadwick or the Substitute may discuss confidential information with an associate of Ancora Advisors in accordance with and subject to the terms of the Non-Disclosure Agreement, the form of which is attached hereto as Exhibit A, after the Non-Disclosure Agreement has been mutually executed and delivered by Riverview, Mr. Chadwick or the Substitute, the principal of Ancora Advisors and Ancora Advisors.

2.            Standstill

The Ancora Parties each agree that during the Standstill Period (as hereinafter defined), the Ancora Parties, any Member and the Ancora Affiliates will not (and they will not assist or encourage others to), directly or indirectly, in any manner, without prior written approval of the Board of Directors of Riverview:

(i)            acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire directly or indirectly, alone or in concert with others, by purchase, gift, tender, exchange or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) or any direct or indirect interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for (collectively, an “Acquisition”), any securities of Riverview, such that as a result of such of such Acquisition, the Ancora Parties would maintain beneficial ownership in excess of 9.99% of the outstanding shares of Riverview common stock;

(ii)            make, engage in, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” or consents to vote (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) or seek to advise, encourage or influence in any manner whatsoever any person with respect to the voting of any voting securities of Riverview;

(iii)            form, join, encourage, influence, advise or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act (other than a group involving solely the Ancora Parties) with respect to any voting securities of Riverview or otherwise in any manner agree, attempt, seek or propose to deposit any securities of Riverview in any voting trust or similar arrangement, or subject any securities of Riverview to any arrangement or agreement with respect to the voting thereof (other than any such voting trust, arrangement or agreement solely among the Ancora Parties) except as expressly set forth in this Agreement (for the benefit of clarification and the avoidance of doubt, this provision shall not prohibit changes in the Members of the group involving the Ancora Parties as long as any additional Member(s) agrees to be bound by the terms of this Agreement);

(iv)            acquire, offer or propose to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, tender, exchange or otherwise, (a) any of the assets, tangible and intangible, direct or indirect, of Riverview or (b) direct or indirect rights, warrants or options to acquire any assets of Riverview;

(v)            arrange, or in any way participate, directly or indirectly, in any financing (except for margin loan financing for shares beneficially owned) for the purchase of any securities or securities convertible or exchangeable into or exercisable for any securities or assets of Riverview;

(vi)            otherwise act, alone or in concert with others, to propose or to seek to offer to Riverview or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with Riverview or the Bank or otherwise seek, alone or in concert with others, to control or change the management, Board of Directors or policies of Riverview or the Bank, to propose or seek any amendment, waiver or modification of the articles of incorporation or bylaws of Riverview, to nominate any person as a director of Riverview who is not nominated by the then incumbent directors (provided that if there is a vacancy on the Riverview Board of Directors the Ancora Parties may submit suggestions on a confidential basis to the Riverview Board of Directors or the Nominating Committee of the Riverview Board of Directors for nominees to the Board of Directors pursuant to the nomination policy adopted by the Board of Directors), or propose any matter to be voted upon by the stockholders of Riverview;

(vii)            directly or indirectly, sell, transfer or otherwise dispose of any interest in the shares of Riverview common stock beneficially owned by the Ancora Parties or Members thereof to any person that would reasonably be understood to be the beneficial owner of 5% or more of the outstanding shares of Riverview common stock, except in a transaction approved by the Riverview Board of Directors;

(viii)            except in connection with the enforcement of this Agreement, or passive participation as a class member in any class action (which for avoidance of doubt, shall not include participation as a name or lead plaintiff) with respect to any event or circumstance occurring prior to the date of this Agreement, initiate or participate, by encouragement or otherwise, in any litigation against Riverview or the Bank or their respective directors or officers, or in any derivative litigation on behalf of Riverview, except for testimony which may be required by law; or

(ix)            announce an intention to do, or enter into any arrangement or understanding with others to do, or advise, assist or encourage others to do, any of the actions restricted or prohibited under clauses (i) through (viii) of this Section 2, publicly announce or disclose any request to be excused from any of the foregoing obligations of this Section 3 or otherwise take or cause any action or make any statement inconsistent with any of the foregoing.

At any Riverview annual meeting of stockholders during the Standstill Period, the Ancora Parties and Members thereof agree: (1) to vote all shares of Riverview they or any of them beneficially own in favor of the nominees for election or reelection as director of Riverview selected by the Board of Directors of Riverview and agree otherwise to support such director candidates, and (2) with respect to any other proposal submitted by any Riverview stockholder to a vote of the Riverview stockholders, to vote all of the Riverview shares they beneficially own in accordance with the recommendation of the Riverview Board of Directors with respect to any such stockholder proposal.

Notwithstanding anything in this Agreement to the contrary, nothing herein will be construed to limit or affect:  (1) any action or inaction by Mr. Chadwick or the Substitute in his capacity as a member of Riverview’s Board of Directors or the Bank's Board of Directors, provided he acts in good faith in the discharge of his fiduciary duties as a Board member; or (2) the ability of the Ancora Parties to engage in discussions relating to the topics listed in Section 2 of this Agreement directly with the Chairman and Chief Executive Officer of Riverview, or upon invitation by the Board of Directors of Riverview, with other members of management or the Board of Directors of Riverview.

The “Standstill Period” shall begin as of the date of this Agreement and shall remain in full force and effect until the later of (1) the close of business on the date of the 2017 annual meeting of stockholders of Riverview (for avoidance of doubt, it is acknowledged that Mr. Chadwick and the Substitute are free to resign as a director of Riverview or the Bank at any time, and for any reason, subsequent to the 2017 annual meeting of stockholders) or (2) six months following the last day that Mr. Chadwick or the Substitute, as the case may be, serves as a director of Riverview or the Bank.

Notwithstanding anything in this Agreement to the contrary, at the sole option of Riverview, the Standstill Period may be terminated by Riverview in the event that the beneficial ownership of the Ancora Parties or any Member thereof decreases below 5% of the outstanding shares of Riverview common stock (in which event Mr. Chadwick or the Substitute, as the case may be, shall promptly submit his resignation as a director of Riverview and the Bank).

3.            Non-Disparagement

During the Standstill Period, the Ancora Parties agree not to disparage Riverview or any officers, directors (including director nominees) or employees of Riverview or its affiliates or subsidiaries in any public or quasi-public forum, and Riverview agrees not to disparage any of the Ancora Parties or any Member, officers, partners or employees of the Ancora Parties in any public or quasi-public forum.

4.            Ancora Nominees

Riverview agrees that if either Mr. Chadwick or any Substitute is unable to serve as a director, resigns as a director or is removed as a director of Riverview or the Bank prior to the expiration of the Standstill Period, then the Board or the Bank Board, as applicable, shall appoint a substitute director, recommended by the Ancora Parties and subject to the approval of the applicable Board of Directors, in its discretion, after exercising its fiduciary duties in good faith, which approval shall not be unreasonably withheld or delayed (any such substitute director, a “Substitute”), to fill the resulting vacancy in the class of directors with terms expiring at the conclusion of the Riverview 2018 annual meeting of stockholders.

5.            Authority

Each of the Parties that is a corporation or other legal entity and each individual Party executing this Agreement on behalf of a corporation or other legal entity, represents and warrants that: (a) such corporation or other legal entity is duly organized, validly authorized and in good standing, and possesses full power and authority to enter into and perform the terms of this Agreement; (b) the execution, delivery and performance of the terms of this Agreement have been duly and validly authorized by all requisite acts and consents of the company or other legal entity and do not contravene the terms of any other obligation to which the corporation or other legal entity is subject; and (c) this Agreement constitutes a legal, binding and valid obligation of each such entity, enforceable in accordance with its terms.

6.            Expenses

All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses.

7.            Amendment in Writing

This Agreement and each of its terms may only be amended, waived, supplemented or modified in a writing signed by the signatories hereto or their respective clients.

8.            Governing Law/Venue/Jurisdiction

This Agreement, and the rights and liabilities of the Parties hereto, shall be governed by and construed in accordance with the laws of the State of Washington without regard to conflict of law provisions.  The venue and jurisdiction for adjudication of any and all disputes between the

Parties to this Agreement shall be in the State of Washington with a court of competent jurisdiction located in Clark County, Washington.

9.            Notice of Breach and Remedies

The Parties expressly agree that an actual or threatened breach of this Agreement by any Party will give rise to irreparable injury that cannot adequately be compensated by damages. Accordingly, in addition to any other remedy to which it may be entitled, each Party shall be entitled to seek a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Agreement or to secure specific enforcement of its terms and provisions.

The Ancora Parties expressly agree that they will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by Riverview unless and until Riverview is given written notice of such breach and thirty (30) business days either to cure such breach or for Riverview to seek relief in court.  If Riverview seeks relief in court, the Ancora Parties irrevocably stipulate that any failure to perform by the Ancora Parties shall be deemed to constitute irreparable harm under this Agreement, therefore Riverview shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and the Ancora Parties shall not deny or contest that such circumstances would cause Riverview irreparable harm.  If, after such thirty (30) business day period, Riverview has not either reasonably cured such material breach or obtained relief in court, the Ancora Parties may terminate this Agreement by delivery of written notice to Riverview.

Riverview expressly agrees that it will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by the Ancora Parties or any  Member thereof unless and until the Ancora Parties are given written notice of such breach and thirty (30) business days either to cure such breach or for the Ancora Parties to seek relief in court.  If the Ancora Parties seek relief in court, Riverview irrevocably stipulates that any failure to perform by Riverview shall be deemed to constitute irreparable harm under this Agreement, therefore the Ancora Parties shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and Riverview shall not deny or contest that such circumstances would cause the Ancora Parties irreparable harm.  If, after such thirty (30) business day period, the Ancora Parties have not either reasonably cured such material breach or obtained relief in court, Riverview may terminate this Agreement by delivery of written notice to the Ancora Parties.

10.            Counterparts

This Agreement may be executed in counterparts, each of which shall be considered to be an original or true copy of this Agreement.  Faxed or emailed signatures shall be presumed valid.

11.            Non-Waiver

The failure of any one of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive the Parties of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12.            Disclosure of This Agreement

The parties contemplate that the Ancora Parties will file a Schedule 13D amendment attaching this Agreement, that Riverview will file a Form 8-K attaching this Agreement and that during the Standstill Period there will be no other public comments (except as required by applicable law, including regulations of the SEC) by the Parties regarding this Agreement other than a press release by Riverview factually summarizing this Agreement and referring to the Form 8-K filing, which press release shall be subject to prior approval by the Ancora Parties (such approval not to be unreasonably withheld).

13.            Entire Agreement

This Agreement constitutes the full, complete and entire understanding, agreement, and arrangement of and between the Parties with respect to the subject matter hereof and supersedes any and all prior oral and written understandings, agreements and arrangements between them.  There are no other agreements, covenants, promises or arrangements between the Parties other than those set forth in this Agreement (including the attachments hereto).

14.            Notice

All notices and other communications which are required or permitted hereunder shall be in writing and sufficient if by same-day hand delivery (including delivery by courier) or sent by fax, addressed as follows:

If to Riverview:

Patrick Sheaffer
Chairman
Riverview Bancorp, Inc.
900 Washington Street, Suite 900
Vancouver, Washington 98660
Fax: (360) 693-6275

with a copy, which will not constitute notice, to:

John F. Breyer, Jr.
Breyer & Associates PC
8180 Greensboro Drive, Suite 785
McLean, Virginia 22102
Fax: (703) 883-2511

If to the Ancora Parties:

Frederick DiSanto
Chairman and Chief Executive Officer
Ancora Advisors, LLC
6060 Parkland Boulevard, Suite 200
Cleveland, Ohio 44124
Fax: (216) 825-4001

with a copy, which will not constitute notice, to:

Phillip M. Goldberg
Foley & Lardner LLP
321 North Clark Street
Chicago, Illinois 60654-5313
Fax: (312) 832-4700

15.            Termination

This Agreement shall cease, terminate and have no further force and effect upon the expiration of the last day of the Standstill Period as set forth in Section 2, unless earlier terminated pursuant to Section 9 hereof or by mutual written agreement of the Parties.

16.            Further Assurances

The Ancora Parties and Riverview agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

17.            Successors and Assigns

All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

18.            No Third Party Beneficiaries

This Agreement is solely for the benefit of the parties and is not enforceable by any other person.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have each executed this Agreement on the date set forth below.

Dated:     August 26, 2015

For:	Ancora Advisors, LLC
Merlin Partners,
AAMAF LP
Ancora Catalyst Fund LP

By:	/s/Frederick DiSanto	/s/Frederick DiSanto
	Frederick DiSanto	Frederick DiSanto
Managing Member

By:	/s/Brian Hopkins	/s/James M. Chadwick
	Brian Hopkins	James M. Chadwick
Managing Member

By:	/s/Patrick Sweeney	/s/Brian Hopkins
	Patrick Sweeney	Brian Hopkins
Associate

/s/Patrick Sweeney
For:	Riverview Bancorp, Inc.	Patrick Sweeney

/s/Patrick Sheaffer
Patrick Sheaffer
Chairman

Exhibit A

Non-Disclosure Agreement

August 26, 2015

Reference is made to the Standstill Agreement, dated August 26, 2015 (the “Standstill Agreement”), by and among Riverview Bancorp, Inc. (the “Company”), the Ancora Parties and James M. Chadwick, as representative of the Ancora Parties (the “Director”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Standstill Agreement, and the rules of interpretation set forth in Section 8 of the Standstill Agreement shall apply to this Non-Disclosure Agreement mutatis mutandis.

The Director may be provided certain information and data in connection with his serving as a director of the Company or Riverview Community Bank that the Company or Riverview Community Bank wishes to keep confidential, including information (whether furnished in writing or electronic format or orally) regarding the Company’s and Riverview Community Bank’s governance, board of directors, management, plans, strategies, business, finances or operations and information that the Company or Riverview Community Bank has obtained from third parties and with respect to which the Company or Riverview Community Bank is obligated to maintain confidentiality (collectively, “Confidential Information”). Except as provided in this Non-Disclosure Agreement, the Director will not disclose any Confidential Information in any manner whatsoever or use any Confidential Information other than in connection with serving as a director of the Company or Riverview Community Bank without, in each instance, securing the prior written consent of the Company (acting through a resolution of a majority of the Company’s directors).

Except as set forth in this paragraph, this Non-Disclosure Agreement shall not prevent the Director from privately disclosing Confidential Information to (i) officers, directors, accountants and counsel for the Company or Riverview Community Bank, (ii) the Director’s legal counsel or legal counsel to the Ancora Parties (each a “Director Representative” and collectively, the “Director Representatives”) who needs to know such information for the sole purpose of advising the Director on his actions as a director of the Company or Riverview Community Bank or advising Ancora Advisors, LLC (“Ancora Advisors”) and the Ancora Parties (or the Ancora Affiliates) on its (or their) investment(s) in the Company or (iii) Frederick DiSanto, Brian Hopkins and Patrick Sweeney, each an associate of Ancora Advisors (each an “Ancora Principal” and, collectively, the “Ancora Principals”). Notwithstanding the foregoing, it is understood and agreed that the Director will not disclose any information that the Director learns or obtains in his capacity as a director of the Company or Riverview Community Bank to any Director Representative or any Ancora Principal to the extent such disclosure would be reasonably likely to constitute a waiver of the attorney-client privilege between the Company or Riverview Community Bank and its counsel or the Company’s or Riverview Community Bank’s attorney work product privilege. The Director also acknowledges and agrees that he will not disclose, and is prohibited by law and regulation from disclosing, to any Director Representative or any Ancora Principal any reports of examination or other confidential supervisory information of any bank regulatory authority, including the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of San Francisco, the Federal Deposit Insurance Corporation

Exhibit A-1

and the Office of the Comptroller of the Currency. Any Director Representative shall only be provided Confidential Information to the extent that such Director Representative is informed of the confidential nature of the Confidential Information and agrees or is otherwise obligated to keep such information confidential and to restrict the use of such confidential information in accordance with the terms of this Non-Disclosure Agreement. The Ancora Principals agree to keep confidential the Confidential Information and to restrict the use of such Confidential Information in accordance with the terms of this Non-Disclosure Agreement, to be bound by this Non-Disclosure Agreement on the same terms as the Director by countersigning this Non-Disclosure Agreement and not to use any Confidential Information in a manner that may be detrimental to the Company or its subsidiaries, including Riverview Community Bank. The Director, Ancora Advisors and the Ancora Parties shall be responsible for any breach of this Agreement by the Director, any Director Representatives, Ancora Advisors, the Ancora Parties or  Ancora Principals.

The term “Confidential Information” shall not include information that (a) is at the time of disclosure or thereafter becomes generally available to the public other than as a result of a disclosure by the Director, Ancora Advisors, the Ancora Parties, a Director Representative or an Ancora Principal in violation of the terms of this Non-Disclosure Agreement; (b) was, prior to disclosure by the Company or Riverview Community Bank, already in the possession of the Director, a Director Representative or an Ancora Principal; provided  that the source of such information was, to such person’s knowledge after reasonable inquiry, not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or Riverview Community Bank; (c) becomes available to the Director, a Director Representative or an Ancora Principal on a non-confidential basis from a source other than the Company, an affiliate of the Company (including Riverview Community Bank) or an agent, representative, attorney, advisor, director, officer or employee of the Company or Riverview Community Bank (collectively, the “Company Representatives”) that is, to such person’s knowledge after reasonable inquiry, not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or Riverview Community Bank, and is not, to such person’s knowledge after reasonable inquiry, under an obligation to the Company or Riverview Community Bank not to transmit the information to such person; or (d) was independently developed by the Director, a Director Representative or an Ancora Principal without reference to or use of the Confidential Information.

The Director is aware, and will advise any Director Representative or an Ancora Principal who is informed of the matters that are the subject of this Non-Disclosure Agreement, that the Confidential Information may constitute material, non-public information and of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who is aware of material, non-public information and on the communication of such information to any other person who may purchase or sell such securities on the basis of such information. The Director, Ancora Advisors, the Ancora Parties, any Director Representative or any Ancora Principal to whom the Director transmits Confidential Information under this Non-Disclosure Agreement will comply with all applicable federal and state securities laws in connection with the purchase or sale, directly or indirectly, of securities of the Company or any other entity of which the Director is provided material non-public information in his capacity as a director of the Company or Riverview Community Bank for as long as the Director, Ancora

Exhibit A-2

Advisors, the Ancora Parties any Director Representative or any Ancora Principal are in possession of material non-public information about the Company or such other entity. The Director and the Company acknowledge that none of the provisions hereto shall in any way limit Ancora Advisors’, the Ancora Parties’ or the Ancora Principals’ activities in the ordinary course of business if such activities will not violate applicable securities laws or the obligations set forth in this Non-Disclosure Agreement.

Each of the Director, any Ancora Principal and any Director Representative to whom the Director transmits Confidential Information under this Non-Disclosure Agreement acknowledges, or shall be deemed to acknowledge, that none of the Company, any affiliate of the Company or any Company Representative makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information. None of the Company, any affiliate of the Company or any Company Representative shall have any liability to the Director, Ancora Advisors, the Ancora Parties, any Director Representative or any Ancora Principal hereunder relating to or resulting from the use of the Confidential Information by the Director, Ancora Advisors, the Ancora Parties, any Director Representative or any Ancora Principal or any errors in or omissions from the Confidential Information.

In the event that the Director, Ancora Advisors, the Ancora Parties, any Director Representative or any Ancora Principal is requested in any proceeding or governmental inquiry to disclose any Confidential Information, the Director will give the Company prompt written notice, to the extent not legally prohibited, of such request so that the Company or Riverview Community Bank may seek an appropriate protective order or waive compliance with the applicable provisions of this Non-Disclosure Agreement. If the Company or Riverview Community Bank seeks a protective order, the Director, Ancora Advisors, the Ancora Parties, and the Ancora Principals agree to, and shall cause any Director Representative to, provide such cooperation as the Company or Riverview Community Bank shall reasonably request and in no event will they oppose action by the Company or Riverview Community Bank to obtain a protective order or other relief to prevent the disclosure of Confidential Information or to obtain reliable assurance that confidential treatment will be afforded to the Confidential Information. If in the absence of a protective order, the Director, Ancora Advisors, the Ancora Parties, any Director Representative or any Ancora Principal, based upon the advice of counsel, is legally required to disclose Confidential Information, such person or entity may disclose without liability under this Non-Disclosure Agreement such portion of the Confidential Information that counsel advises that the Director, Ancora Advisors, the Ancora Parties, any Director Representative or any Ancora Principal is legally required to disclose, so long as the recipient of such Confidential Information is informed of this Non-Disclosure Agreement and the confidential nature of such Confidential Information. For the avoidance of doubt, there shall be no legal requirement applicable to the Director, Ancora Advisors, the Ancora Parties, or the Ancora Principals to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, such parties would be prohibited from purchasing, selling, or engaging in derivative or other transactions with respect to securities of the Company.

The parties agree that irreparable damage would occur in the event any of the provisions of this Non-Disclosure Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Non-

Exhibit A-3

Disclosure Agreement and to enforce specifically the terms and provisions of this Non-Disclosure Agreement exclusively in the State of Washington with a court of competent jurisdiction located in Clark County, Washington (the “Washington Courts”), in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to the party seeking relief on the grounds that any other remedy or relief is available at law or in equity. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. In the event of litigation relating to this Non-Disclosure Agreement, if a court of competent jurisdiction determines that this Non-Disclosure Agreement has been breached by the Director, Ancora Advisors, the Ancora Parties, any Director Representative or any Ancora Principal, Ancora Advisors and the Ancora Parties will reimburse the Company for its reasonable and documented out-of-pocket costs and expenses (including legal fees and expenses) incurred in connection with all such litigation (including any appeal relating thereto). Furthermore, each of the parties hereto irrevocably (a) consents to submit itself to the personal jurisdiction of the Washington Courts in the event any dispute arises out of this Non-Disclosure Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Washington Courts, (c) agrees that it shall not bring any action relating to this Non-Disclosure Agreement in any court other than the Washington Courts, (d) waives the right to trial by jury, and (d) consents to service of process by the United States Postal Service or reputable overnight mail delivery service, in each case, signature requested, to the address set forth in Section 14 of the Standstill Agreement or as otherwise provided by applicable law. THIS NON-DISCLOSURE AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITH RESPECT TO VALIDITY, INTERPRETATION, EFFECT AND ENFORCEMENT, BY THE LAWS OF THE STATE OF WASHINGTON WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

This Non-Disclosure Agreement may not be amended except in writing signed by all the parties hereto. No failure or delay by either party in exercising any right hereunder or any partial exercise thereof shall operate as a waiver thereof or preclude any other or further exercise of any right hereunder.

The provisions of this Non-Disclosure Agreement relating to confidentiality shall terminate two (2) years after the Director (or any substitute director appointed to replace the Director in accordance with Sections 1 and 4 of the Standstill Agreement) ceases to be a director of the Company or Riverview Community Bank, except that any Confidential Information constituting trade secrets of the Company or Riverview Community Bank (as defined in 18 U.S.C. § 1839(3)) shall be kept confidential in accordance with the obligations of this Non-Disclosure Agreement for such longer time as such information constitutes a trade secret of the Company or Riverview Community Bank. The invalidity or unenforceability of any provision of this Non-Disclosure Agreement shall not affect the validity or enforceability of any other provision hereof.

All Confidential Information shall remain the property of the Company or Riverview Community Bank and none of the Directors, Ancora Advisors, the Ancora Parties, any Director Representative or any Ancora Principal shall by virtue of any disclosure of or use of any

Exhibit A-4

Confidential Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company or Riverview Community Bank. At any time after the date on which the Director (or any substitute director appointed to replace the Director in accordance with Sections 1 and 4 of the Standstill Agreement) is no longer a director of the Company, upon the request of the Company for any reason, the Director and the Ancora Principals will, and will cause Ancora Advisors, the Ancora Parties, and any Director Representative to, promptly return to the Company or destroy all hard copies of the Confidential Information and use reasonable efforts to permanently erase or delete all electronic copies of the Confidential Information in the possession or control of the Director, Ancora Advisors, the Ancora Parties, any Director Representative or any Ancora Principal. Notwithstanding anything to the contrary contained in this paragraph, the Director, the Ancora Principals, Ancora Advisors, the Ancora Parties and any Director Representative shall be permitted to retain such Confidential Information as is necessary to enable them to comply with any applicable document retention requirements under applicable law or regulation and to retain any computer records and computer files containing any Confidential Information if required pursuant to their respective current automatic archiving and backup procedures;  provided,  however, that such retention shall be solely for legal, regulatory or archival purposes, as the case may be.

Unless and until any substitute director appointed in accordance with Sections 1 and 4 of the Standstill Agreement executes a joinder to this Non-Disclosure Agreement and agrees to be bound by the terms hereof applicable to the Director, the Ancora Principals shall not be permitted to discuss Confidential Information with, or obtain Confidential Information from, such substitute director.

[Signature Page Follows]

Exhibit A-5

Acceptance of the above terms shall be indicated by having this Non-Disclosure Agreement countersigned by the Director, the Ancora Principal, Ancora Advisors and the Ancora Parties.

Sincerely,

RIVERVIEW BANCORP, INC.

By:	/s/Pat Sheaffer
Name:	Pat Sheaffer
Title:	Chairman and CEO

Acknowledged and agreed as of the date first written above:

/s/James M. Chadwick
James M. Chadwick, as Director

/s/Frederick DiSanto
Frederick DiSanto, as Ancora Principal

ANCORA ADVISORS, LLC
MERLIN PARTNERS,
AAMAF LP
ANCORA CATALYST FUND LP

By:	/s/Frederick DiSanto	By:	/s/Brian Hopkins
Name:	Frederick DiSanto	Name:	Brian Hopkins
Title:	Managing Member	Title:	Managing Member

By:	/s/Patrick Sweeney
Name:	Patrick Sweeney
Title:	Associate

[Signature Page to Non-Disclosure Agreement]

Exhibit A-6